As filed with the U.S. Securities and Exchange Commission on October 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OCERA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	63-1192270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12651 High Bluff Drive, Suite 230

San Diego, CA 92130

(858) 436-3900

(Address of Principal Executive Offices)

OCERA THERAPEUTICS, INC. 2005 STOCK PLAN

(Full Title of the Plans)

Linda S. Grais, M.D.

Chief Executive Officer

Ocera Therapeutics, Inc.

12651 High Bluff Drive, Suite 230

San Diego, CA 92130

(858) 436-3900

(Name and Address of Agent For Service)

Copy to:

Mitchell S. Bloom

Goodwin Procter LLP

53 State Street

Boston, MA 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00001 par value per share	441,744 shares	$1.22	(2)	$538,928	(2)	$69.41

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock of Ocera Therapeutics, Inc. (the “registrant”) which become issuable under the Ocera Therapeutics, Inc. 2005 Stock Plan (the “2005 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.  On April 23, 2013, the registrant entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Ocera Therapeutics, Inc., a privately held Delaware corporation (“Private Ocera”), and Terrapin Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the registrant (the “Merger Sub”), pursuant to which the Merger Sub merged with and into Private Ocera (the “Merger”) on July 15, 2013.  In connection with the Merger, Private Ocera changed its name to Ocera Subsidiary, Inc. and the registrant changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc.  At the effective time of the Merger, each outstanding stock option to purchase common stock of Private Ocera not exercised immediately prior to the effective time of the Merger, whether or not vested, was assumed by the registrant and became exercisable for shares of the registrant’s common stock in accordance with the terms of the Merger Agreement and the registrant assumed the 2005 Plan, pursuant to which the shares being registered hereunder will be subject.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.  For the shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2005 Plan, the proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using a weighted average exercise price (rounded to the nearest cent) of $1.22 per share for such options based on exercise prices ranging from $0.67 to $2.51 per share.

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the above-named plans.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                 Plan Information. *

Item 2.                                 Registrant Information and Employee Plan Annual Information.*

* The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this registration statement the following documents filed with the SEC:

(a)         Annual Report on Form 10-K filed with the SEC on March 28, 2013 with respect to the year ended December 31, 2012, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2013;

(b)         Quarterly Reports on Form 10-Q filed with the SEC on May 14, 2013 and August 14, 2013 with respect to the quarters ended March 31, 2013 and June 30, 2013, respectively;

(c)          Current Reports on Form 8-K filed with the SEC on January 3, 2013, February 12, 2013, March 13, 2013, April 24, 2013, April 29, 2013 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on May 3, 2013), May 9, 2013, July 3, 2013, July 16, 2013 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on September 27, 2013), August 19, 2013, September 5, 2013 and September 17, 2013 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on September 27, 2013); and

(d)         The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (Registration No. 001-35119), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 1, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The registrant’s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The registrant’s amended and restated by-laws provide for the indemnification of officers, directors and third parties acting on the registrant’s behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the registrant’s best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

The registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the registrant intends to enter into indemnification agreements with any new directors and executive officers in the future. These agreements provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the registrant.

The registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9.                                 Undertakings.

(a)                                 The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th day of October 2013.

Ocera Therapeutics, Inc.

By:	/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Ocera Therapeutics, Inc., hereby severally constitute and appoint Linda S. Grais, M.D. and Jeryl L. Hilleman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 9th day of October, 2013.

Signature	Title

/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.	Chief Executive Officer and President (Principal Executive Officer)

/s/ Jeryl L. Hilleman
Jeryl L. Hilleman	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Eckard Weber, M.D.
Eckard Weber, M.D.	Chairman of the Board of Directors

/s/ Jean-Paul Castaigne, M.D.
Jean-Paul Castaigne, M.D.	Director

/s/ Anne VanLent
Anne VanLent	Director

/s/ Lars G. Ekman, M.D., Ph.D.
Lars G. Ekman, M.D., Ph.D.	Director

/s/ Nina Kjellson
Nina Kjellson	Director

/s/ Pratik Shah, Ph.D.
Pratik Shah, Ph.D.	Director

/s/ Michael Powell, Ph.D.
Michael Powell, Ph.D.	Director

/s/ Franck S. Rousseau, M.D.
Franck S. Rousseau, M.D.	Director

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K, as filed on July 15, 2013).
4.2	Eighth Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).
4.3	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).
4.4

Fourth Amended and Restated Registration Rights Agreement dated as of May 12, 2005 by and among the registrant and the investors listed therein, as amended (Incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.5

Registration Rights Agreement, dated as of April 23, 2013, by and among the registrant and certain shareholders of Ocera Therapeutics, Inc. named therein (Incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K, filed on April 29, 2013).

4.6

Warrant to Purchase Stock dated December 3, 2008 issued by the registrant to Oxford Finance Corporation (Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.7

Warrant to Purchase Stock dated December 3, 2008 issued by the registrant to Silicon Valley Bank (Incorporated by reference to Exhibit 4.4 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.8

Warrant to Purchase Stock dated September 30, 2010 issued by the registrant to Compass Horizon Funding Company LLC (Incorporated by reference to Exhibit 4.5 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.8

Warrant to Purchase Stock dated September 30, 2010 issued by the registrant to Oxford Finance Corporation (Incorporated by reference to Exhibit 4.6 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.9	Form of Warrant to Purchase Stock issued by the registrant on January 31, 2012 (Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed on February 1, 2012).
4.10

Form of Common Stock Purchase Warrants, dated March 30, 2012, issued by Ocera Subsidiary, Inc. (f/k/a Ocera Therapeutics, Inc.) (Incorporated by reference to Exhibit 4.8 of the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).

4.11

Form of Common Stock Purchase Warrants, dated October 1, 2012, issued by Ocera Subsidiary, Inc. (f/k/a Ocera Therapeutics, Inc.) (Incorporated by reference to Exhibit 4.9 of the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1

2005 Stock Plan of Ocera Therapeutics, Inc. (n/k/a Ocera Subsidiary, Inc.), as amended (the “2005 Plan”) (Incorporated by reference to Exhibit 10.6 of the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).

99.2

Form of Notice of Stock Option Grant (Traditional Vesting) pursuant to the 2005 Plan (Incorporated by reference to Exhibit 10.7 of the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).

99.3	Form of Notice of Stock Option Grant (Single Trigger) pursuant to the 2005 Plan (Incorporated by reference to Exhibit 10.8 of the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).
99.4	Form of Notice of Stock Option Grant (Double Trigger) pursuant to 2005 Plan (Incorporated by reference to Exhibit 10.9 of the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).

*                                         Filed herewith.